Terry Amisano Ltd.                                                Amisano Hanson

Kevin Hanson, CA, CPA (Nevada)                        Chartered  Accountants and

                                                   Certified  Public  Accountant

                                  EXHIBIT 23.5

                          AMISANO HANSON CONSENT FORM

                        CONSENT OF INDEPENDENT ACCOUNTANT
                        ---------------------------------


We consent to the use in this Registration Statement of Netco Investments Inc. on Form SB-2 of our Auditor's Report dated January 26, 2004 relating to the financial statements of Netco Investments Inc., as at December 31, 2003 and 2002, and the related statements of operations, stockholders' deficiency and cash flows for each of the years then ended and for the period March 15, 2000 (Date of Incorporation) to December 31, 2003

In addition, we consent to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.




Vancouver, Canada                                            /s/  Amisano Hanson
May 11, 2004                                           Chartered Accountants and
                                            Certified Public Accountant (Nevada)




750 WEST PENDER STREET, SUITE 604                       TELEPHONE:  604-689-0188
VANCOUVER CANADA                                        FACSIMILE:  604-689-9773


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